Exhibit 99.1

NASDAQ: ONB

oldnational.com

FOR IMMEDIATE RELEASE

January 24, 2017	Contacts:

Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National’s 2016 net income is highest in the

Company’s history increasing 15% over 2015 with

organic loan growth exceeding 7%

2016 HIGHLIGHTS:

•	Earnings of $134.3 million, or $1.05 per share

•	Organic loan growth[1] of 7.1%; organic commercial and commercial real estate growth of 10.7%

•	Tangible book value[2] increase of 8.9% over 2015

4th QUARTER VS. 3rd QUARTER 2016 HIGHLIGHTS:

•	Earnings of $33.5 million, or $0.25 per share

•	Organic loan growth[1] of 6.1% annualized; organic commercial and commercial real estate growth of 9.7% annualized

•	Stable Core Net Interest Margin[2]

[1]	Excludes acquired loans; includes loans held for sale
[2]	Non-GAAP measures – refer to Tables 4 & 11 for Non-GAAP reconciliations

Evansville, Ind. (January 24, 2017) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported full-year 2016 net income of $134.3 million, or $1.05 per diluted share. This net income represents an increase of 15.0% over full-year 2015 net income of $116.7 million, or $1.00 per diluted share, and represents the highest yearly earnings in the Company’s history. The successful conversion and integration of the Company’s largest partnership, strong loan growth and consistently low credit metrics all contributed to this positive year-over-year performance.

For the 4th quarter of 2016, Old National reported net income of $33.5 million, or $0.25 per diluted share. During the current quarter, Old National recognized $12.8 million in pre-tax deferred gains related to the repurchase of various bank properties. Also included in the 4th quarter of 2016 were pre-tax pension termination charges of $9.8 million, pre-tax branch consolidation charges of $5.1 million, pre-tax merger and integration charges of $1.8 million and severance of $1.6 million. These quarterly results compare to net income of $34.7 million in the 3rd quarter of 2016 and $32.0 million recorded in the 4th quarter of 2015. The 3rd quarter of 2016 contained $5.5 million in pre-tax merger and integration charges.

“A strong fourth quarter, driven by 6.1% annualized organic loan growth, capped a year of excellent growth for Old National,” said Chairman and CEO Bob Jones. “Not only did we increase our net income by 15% over 2015 while maintaining exceptional credit quality and increasing our tangible book value by nearly 9%, we accomplished all of this while expanding our franchise into Wisconsin with the largest partnership in our history.”

Committed to our Strategic Imperatives and 2016 Initiatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 11 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Guided by these three strategic imperatives, Old National’s primary initiatives for 2016 were: 1. Continue to grow organic revenue; 2. Improve operating leverage; and 3. Prudent use of capital, all while maintaining a strong credit culture.

Grow Organic Revenue

Balance Sheet and Net Interest Margin

At December 31, 2016, period-end loans, including loans held for sale, totaled $9.101 billion, an increase of $135.7 million from the $8.966 billion at September 30, 2016. This increase represents a 6.1% annualized organic growth rate. Old National’s Louisville, Kentucky market, including the Company’s new Lexington office, the South Bend market and the Ft. Wayne region all contributed significantly to this loan portfolio growth during the 4th quarter. Old National’s portfolio of commercial and commercial real estate loans grew by 9.7%, annualized, from the 3rd quarter to the 4th quarter of 2016. On an annual basis, period-end loans, including loans held for sale, increased $2.139 billion from December 31, 2015. Excluding the $1.647 billion in loan balances acquired from the Anchor partnership, organic loan growth was $491.9 million, or 7.1%. Commercial and commercial real estate loans grew $395.5 million on an organic basis, net of the $968.6 million acquired from Anchor.

Total period-end core deposits, including demand and interest-bearing deposits, increased $146.6 million, or 5.6% annualized, to $10.629 billion at December 30, 2016, compared to $10.482 billion at September 30, 2016. On an annual basis, period-end deposits, including demand and interest-bearing deposits, increased $2.327 billion from December 31, 2015. Excluding the $1.853 billion in deposit balances assumed from the Anchor partnership, organic deposit growth was $473.9 million, or 5.7%.

Net interest income for the 4th quarter of 2016, totaled $109.9 million compared to $107.8 million in the 3rd quarter of 2016, and $85.9 million in the 4th quarter of 2015. On a fully taxable equivalent basis, net interest income was $115.4 million for the 4th quarter of 2016 and represented a net interest margin on total average earning assets of 3.63%. These results compare to net interest income on a fully taxable equivalent basis of $113.1 million and a margin of 3.60% in the 3rd quarter of 2016. In the 4th quarter of 2015, Old National reported net interest income on a fully taxable equivalent basis of $91.1 million and a margin of 3.50%. Refer to Table 4 for Non-GAAP taxable equivalent reconciliations.

Old National recorded $16.8 million in accretion income as part of net interest income, or a 53 basis points contribution to the net interest margin, in the 4th quarter of 2016. Accretion income is related to purchase accounting discounts from the Company’s various acquisitions. Total accretion income in the 3rd quarter of 2016 and the 4th quarter of 2015 reported by Old National was $15.9 million, or a 51 basis point net interest margin contribution, and $12.3 million, or a 48 basis point net interest margin contribution, respectively. Excluding accretion income, the core net interest margin was 3.10% in the 4th quarter of 2016, compared to 3.09% in the 3rd quarter of 2016 and 3.02% in the 4th quarter of 2015. Refer to Table 4 for Non-GAAP reconciliations.

Noninterest Income

For the 4th quarter of 2016, total noninterest income amounted to $62.8 million and compares to $47.2 million reported in the 3rd quarter of 2016 and $60.6 million in the 4th quarter of 2015. During the 4th quarter of 2016 and the 4th quarter of 2015, Old National recognized pre-tax deferred gains relating to the repurchase of various bank properties in the amount of $12.8 million and $10.8 million, respectively.

Improve Operating Leverage

Old National’s noninterest expenses totaled $126.3 million for the 4th quarter of 2016. Included in this total is a $9.8 million pre-tax charge for the termination of the Company’s pension plan, $5.1 million in pretax charges related to branch consolidations, $1.8 million in pre-tax merger and integration charges and $1.6 million in severance. Noninterest expenses for the 3rd quarter of 2016 were $108.1 million and for the 4th quarter of 2015 were $102.5 million. Items impacting noninterest expenses for the 3rd quarter of 2016 include pre-tax merger and integration charges of $5.5 million. Old National consolidated five branches during 2016 and has closed an additional 15 branches in January 2017. As of December 31, 2016, Old National has 202 branches throughout its franchise.

Prudent Use of Capital

At December 31, 2016, Old National’s capital position remained well above regulatory guideline minimums with regulatory tier 1 and total risk-based capital ratios of 11.7% and 12.2%, respectively, compared to 11.9% and 12.5% at September 30, 2016, and 12.6% and 13.3% at December 31, 2015. Old National did not repurchase any stock in the open market during the 4th quarter or during the entire year of 2016.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

Table 1	Fully Phased-In Regulatory Guidelines Minimum	Consolidated ONB at December 31, 2016
Tier 1 Risk-Based Capital Ratio	>8.5%	11.7%
Total Risk-Based Capital Ratio	>10.5%	12.2%
Common Equity Tier 1 Capital Ratio	>7.0%	11.5%
Tier 1 Leverage Capital Ratio	>4.0%	8.4%

Old National’s ratio of tangible common equity to tangible assets was 7.92% at December 31, 2016, compared to 8.13% at September 30, 2016, and 7.66% at December 31, 2015. Refer to Table 11 for Non-GAAP reconciliations.

Maintain a Strong Credit Culture

Old National recorded a provision recapture of $1.8 million and had net recoveries of $17 thousand in the 4th quarter of 2016. These results compare to $1.3 million in provision expense and net charge-offs of $1.6 million, and provision expense of $0.5 million and net recoveries of $0.5 million, in the 3rd quarter of 2016 and the 4th quarter of 2015, respectively. Net charge-offs for the 4th quarter of 2016 were 0.00% of average total loans on an annualized basis, compared to net charge-offs of 0.07% of average total loans in the 3rd quarter of 2016 and net recoveries of 0.03% of average total loans in the 4th quarter of 2015.

Delinquencies remained low as Old National reported 30+ day delinquent loans of 0.43% in the 4th quarter of 2016 compared to 0.36% in the 3rd quarter of 2016. Old National’s 90+ day delinquent loans for the 4th and 3rd quarters of 2016 were near zero.

For the full year of 2016, Old National reported net charge-offs of $3.4 million, or 0.04% of average total loans, and recorded provision expense of $1.0 million. This compares to the full year of 2015 with net recoveries of $1.5 million, or 0.02% of average total loans, and provision expense of $2.9 million.

Old National’s allowance for loan losses at December 31, 2016, was $49.8 million, or 0.55% of total loans, compared to an allowance of $51.5 million, or 0.58% of total loans at September 30, 2016, and $52.2 million, or 0.75% of total loans, at December 31, 2015. The coverage ratio (allowance to non-performing loans) stood at 34% at December 31, 2016, compared to 31% at September 30, 2016, and 36% at December 31, 2015.

In accordance with current accounting practices, the loans acquired from Anchor during the 2nd quarter of 2016 were recorded at fair value with no allowance recorded at the acquisition date. When considering both the allowance for loan losses plus the purchase accounting marks, Old National believes it remains appropriately reserved, as demonstrated by the table below.

Table 2 – At December 31, 2016 ($ in millions)	ONB Excluding Anchor[1]	Anchor	ONB Consolidated
Allowance for Loan Losses (ALLL)	$49.8	$0.0	$49.8
Remaining Loan Discount	70.6	59.1	129.7
Total ALLL + Remaining Loan Discount	$120.4	$59.1	$179.5
Pre-Discount Loan Balance	$7,660.8	$1,479.4	$9,140.2
ALLL/Pre-Discount Loan Balance	0.65%	0.00%	0.54%
Mark/Pre-Discount Loan Balance	0.92%	4.00%	1.42%
Combined ALLL & Discount/Pre-Discount Loan Balance	1.57%	4.00%	1.96%
[1]	Includes discount on loans acquired through previous partnerships.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

Table 3 ($ in millions)	4Q16	3Q16	4Q15
Non-Performing Loans (NPLs)	$145.8	$165.3	$146.7
Problem Loans (Including NPLs)	220.4	233.5	213.3
Special Mention Loans	95.5	125.8	134.3
Net Charge-Off (Recoveries) Ratio	0.0%	0.07%	(0.03)%
Provision for Loan Losses	($1.8)	$1.3	$0.5
Allowance for Loan Losses	49.8	51.5	52.2

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $14.9 billion in assets, it ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Tuesday, January 24, 2017, to discuss 4th quarter and full-year 2016 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on January 24 through February 7. To access the replay, dial 1-855-859-2056, Conference ID Code 50911607.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Table 4 –Non-GAAP Reconciliations-Core Net Interest Margin

($ in millions)	4Q16	3Q16	4Q15
Net Interest Income	$109.9	$107.8	$85.9
Taxable Equivalent Adjustment	5.5	5.3	5.2
Net Interest Income – Taxable Equivalent	$115.4	$113.1	$91.1
Less Accretion[1]	16.8	15.9	12.3
Core Net Interest Income – Taxable Equivalent Less Accretion	$98.6	$97.2	$78.8
Average Earning Assets	$12,713.3	$12,575.5	$10,414.8
Core Net Interest Margin – Fully Taxable Equivalent	3.10%	3.09%	3.02%

[1]	Accretion related to purchase accounting discounts on acquired loan portfolios.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

TABLE 5	Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Income Statement
Net interest income	$109,917	$107,803	$85,922	$402,703	$366,116
Provision for loan losses	(1,756)	1,306	484	960	2,923
Noninterest income	62,751	47,243	60,614	252,830	230,632
Noninterest expense	126,258	108,062	102,469	454,147	430,932
Net income	33,456	34,709	31,985	134,264	116,716

Per Common Share Data (Diluted)
Net income available to common shareholders	$0.25	$0.25	$0.27	$1.05	$1.00
Average diluted shares outstanding	135,383	135,011	114,716	128,301	116,255
Book value	13.42	13.59	13.05	13.42	13.05
Stock price	18.15	14.06	13.56	18.15	13.56
Dividend payout ratio	52%	52%	43%	50%	48%
Tangible common book value (1)	8.30	8.43	7.62	8.30	7.62

Performance Ratios
Return on average assets	0.91%	0.96%	1.07%	0.98%	0.98%
Return on average common equity	7.33%	7.62%	8.63%	7.84%	7.88%
Net interest margin (FTE)	3.63%	3.60%	3.50%	3.58%	3.72%
Efficiency ratio (2)	69.53%	66.05%	66.42%	65.82%	68.65%
Net charge-offs (recoveries) to average loans	0.00%	0.07%	-0.03%	0.04%	-0.02%
Allowance for loan losses to ending loans	0.55%	0.58%	0.75%	0.55%	0.75%
Non-performing loans to ending loans	1.62%	1.86%	2.11%	1.62%	2.11%

Balance Sheet
Total loans	$9,010,512	$8,904,985	$6,948,405	$9,010,512	$6,948,405
Total assets	14,860,237	14,703,071	11,991,527	14,860,237	11,991,527
Total deposits	10,743,253	10,646,708	8,400,860	10,743,253	8,400,860
Total borrowed funds	2,152,086	2,023,099	1,920,246	2,152,086	1,920,246
Total shareholders’ equity	1,814,417	1,834,457	1,491,170	1,814,417	1,491,170

Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.5%	11.8%	12.1%	11.5%	12.1%
Tier 1	11.7%	11.9%	12.6%	11.7%	12.6%
Total	12.2%	12.5%	13.3%	12.2%	13.3%
Leverage ratio (to average assets)	8.4%	8.4%	8.5%	8.4%	8.5%

Total equity to assets (averages)	12.44%	12.60%	12.42%	12.55%	12.42%
Tangible common equity to tangible assets	7.92%	8.13%	7.66%	7.92%	7.66%

Nonfinancial Data
Full-time equivalent employees	2,733	2,910	2,652	2,733	2,652
Number of branches	202	201	160	202	160

(1)	See non-GAAP measures on Table 11.
(2)	Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions. This presentation excludes intangible amortization and net securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE – Fully taxable equivalent basis	EOP – End of period actual balances

TABLE 6	Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Interest income	$121,849	$119,713	$94,960	447,134	$399,189
Less: interest expense	11,932	11,910	9,038	44,431	33,073

Net interest income	109,917	107,803	85,922	402,703	366,116
Provision for loan losses	(1,756)	1,306	484	960	2,923

Net interest income after provision for loan losses	111,673	106,497	85,438	401,743	363,193

Wealth management fees	8,593	8,572	8,142	34,641	34,395
Service charges on deposit accounts	10,448	11,054	10,039	41,578	43,372
Debit card and ATM fees	4,183	4,330	3,646	16,769	21,340
Mortgage banking revenue	4,399	7,718	2,145	20,240	12,540
Insurance premiums and commissions	152	132	10,491	20,527	42,714
Investment product fees	5,155	5,038	4,375	18,822	17,924
Company-owned life insurance	2,198	2,163	2,064	8,479	8,604
Change in Indemnification Asset	—	—	57	233	(9,034)
Other income	26,319	6,517	17,686	43,675	37,224
Net gain on sale of ONB Insurance Group, Inc.	—	—	—	41,864	—
Net gain on branch divestitures	—	—	272	—	15,627
Gains (losses) on sales of securities	1,239	1,647	1,662	5,848	5,718
Gains (losses) on derivatives	65	72	35	154	208

Total noninterest income	62,751	47,243	60,614	252,830	230,632

Salaries and employee benefits	72,344	60,861	56,782	252,892	243,875
Occupancy	11,591	12,944	11,796	50,947	53,239
Equipment	3,675	3,564	2,856	13,448	13,183
Marketing	3,495	3,528	1,769	14,620	10,410
Data processing	7,961	8,242	6,020	32,002	27,309
Communication	2,805	2,755	2,106	9,959	9,586
Professional fees	3,904	3,252	2,808	15,705	11,756
Loan expenses	1,963	2,213	1,811	7,632	6,373
Supplies	885	799	565	2,865	2,275
FDIC assessment	2,583	2,149	1,913	8,681	7,503
Other real estate owned expense	944	728	482	4,195	2,703
Intangible amortization	3,241	3,233	2,816	12,486	11,746
Other expense	10,867	3,794	10,745	28,715	30,974

Total noninterest expense	126,258	108,062	102,469	454,147	430,932

Income before income taxes	48,166	45,678	43,583	200,426	162,893
Income tax expense	14,710	10,969	11,598	66,162	46,177

Net income	$33,456	$34,709	$31,985	$134,264	$116,716

Diluted Earnings Per Share
Net income	$0.25	$0.25	$0.27	$1.05	$1.00

Average Common Shares Outstanding
Basic	134,670	134,492	114,103	127,705	115,726
Diluted	135,383	135,011	114,716	128,301	116,255

Common shares outstanding at end of period	135,159	134,985	114,297	135,159	114,297

TABLE 7	Balance Sheet (unaudited)
($ in thousands)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Federal Reserve Bank account	$36,496	$31,634	$125,724
Money market investments	9,642	4,513	2,783
Investments:
Treasury and government sponsored agencies	541,190	622,726	768,564
Mortgage-backed securities	1,535,659	1,495,683	1,082,403
States and political subdivisions	1,131,003	1,148,147	1,100,501
Other securities	441,110	449,614	428,951

Total investments	3,648,962	3,716,170	3,380,419

Loans held for sale	90,682	60,465	13,810
Loans:
Commercial	1,917,099	1,836,380	1,804,615
Commercial and agriculture real estate	3,130,853	3,092,575	1,847,821
Consumer:
Home equity	476,439	481,995	359,954
Other consumer loans	1,398,591	1,388,803	1,183,814

Subtotal of commercial and consumer loans	6,922,982	6,799,753	5,196,204
Residential real estate	2,087,530	2,105,232	1,644,614
Covered loans	—	—	107,587

Total loans	9,010,512	8,904,985	6,948,405

Total earning assets	12,796,294	12,717,767	10,471,141

Allowance for loan losses	(49,808)	(51,547)	(52,233)
Nonearning Assets:
Cash and due from banks	209,381	224,893	91,311
Premises and equipment	429,622	333,266	196,676
Goodwill and intangible assets	692,695	696,128	619,942
Company-owned life insurance	352,956	351,431	341,294
Net deferred tax assets	181,863	169,466	109,984
Loan servicing rights	25,561	25,920	10,468
FDIC Indemnification Asset	—	—	9,030
Other real estate owned	18,546	23,719	12,498
Other assets	203,127	212,028	181,416

Total nonearning assets	2,113,751	2,036,851	1,572,619

Total assets	$14,860,237	$14,703,071	$11,991,527

Liabilities and Equity
Noninterest-bearing demand deposits	$3,016,093	$2,944,331	$2,488,855
NOW accounts	2,596,595	2,486,190	2,133,536
Savings accounts	2,954,709	2,963,637	2,201,352
Money market accounts	707,748	687,895	577,050
Other time deposits	1,353,614	1,400,068	901,352

Total core deposits	10,628,759	10,482,121	8,302,145
Brokered CD’s	114,494	164,587	98,715

Total deposits	10,743,253	10,646,708	8,400,860
Federal funds purchased and interbank borrowings	213,003	125,121	291,090
Securities sold under agreements to repurchase	367,052	347,804	387,409
Federal Home Loan Bank advances	1,353,092	1,331,379	1,023,491
Other borrowings	218,939	218,795	218,256

Total borrowed funds	2,152,086	2,023,099	1,920,246
Accrued expenses and other liabilities	150,481	198,807	179,251

Total liabilities	13,045,820	12,868,614	10,500,357
Common stock, surplus, and retained earnings	1,873,789	1,853,286	1,525,967
Other comprehensive income	(59,372)	(18,829)	(34,797)

Total shareholders’ equity	1,814,417	1,834,457	1,491,170

Total liabilities and shareholders’ equity	$14,860,237	$14,703,071	$11,991,527

TABLE 8	Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended December 31, 2016			Three Months Ended September 30, 2016			Three Months Ended December 31, 2015
Earning Assets:	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate
Fed Funds sold, resell agr, Fed Reserve Bank account, and money market	$40,791	$37	0.36%	$21,923	$23	0.42%	$94,660	$29	0.12%
Investments:
Treasury and gov’t sponsored agencies	551,665	2,754	2.00%	671,295	3,390	2.02%	770,472	3,658	1.90%
Mortgage-backed securities	1,504,887	7,182	1.91%	1,414,753	6,353	1.80%	1,134,521	5,356	1.89%
States and political subdivisions	1,141,703	13,458	4.72%	1,139,983	13,329	4.68%	1,088,917	12,935	4.75%
Other securities	445,877	2,868	2.57%	446,870	2,566	2.30%	431,541	2,635	2.44%

Total investments	3,644,132	26,262	2.88%	3,672,901	25,638	2.79%	3,425,451	24,584	2.87%

Loans:
Commercial (2)	1,871,338	17,453	3.65%	1,861,906	18,268	3.84%	1,773,804	16,861	3.72%
Commercial and agriculture real estate (2)	3,125,500	45,375	5.68%	2,975,029	41,906	5.51%	1,860,536	27,496	5.78%
Consumer:
Home equity (2)	485,984	4,597	3.76%	483,678	4,895	4.03%	424,013	4,218	3.95%
Other consumer loans (2)	1,384,017	11,942	3.43%	1,404,947	11,960	3.39%	1,160,652	9,747	3.33%

Subtotal commercial and consumer loans	6,866,839	79,367	4.60%	6,725,560	77,029	4.56%	5,219,005	58,322	4.43%
Residential real estate loans (2)	2,161,583	21,689	4.00%	2,155,070	22,343	4.14%	1,675,707	17,188	4.10%

Total loans (2)	9,028,422	101,056	4.42%	8,880,630	99,372	4.41%	6,894,712	75,510	4.32%

Total earning assets	$12,713,345	$127,355	3.97%	$12,575,454	$125,033	3.94%	$10,414,823	$100,123	3.80%

Less: Allowance for loan losses	(52,691)			(52,809)			(52,677)

Non-Earning Assets:
Cash and due from banks	$209,957			$204,991			$118,494
Other assets	1,806,507			1,721,772			1,460,768

Total assets	14,677,118			$14,449,408			$11,941,408

Interest-Bearing Liabilities:
NOW accounts	$2,560,533	$430	0.07%	$2,461,799	$456	0.07%	$2,063,815	$289	0.06%
Savings accounts	2,952,666	1,138	0.15%	2,708,307	962	0.14%	2,207,640	784	0.14%
Money market accounts	703,904	142	0.08%	936,232	326	0.14%	828,501	263	0.13%
Other time deposits	1,392,410	2,714	0.78%	1,352,876	2,704	0.79%	909,985	2,123	0.93%

Total interest-bearing deposits	7,609,513	4,424	0.23%	7,459,214	4,448	0.24%	6,009,941	3,459	0.23%
Brokered CD’s	132,901	293	0.88%	174,375	371	0.85%	80,951	141	0.69%

Total interest-bearing deposits and CD’s	7,742,414	4,717	0.24%	7,633,589	4,819	0.25%	6,090,892	3,600	0.23%

Federal funds purchased and interbank borrowings	79,913	107	0.53%	178,770	226	0.50%	114,174	83	0.29%
Securities sold under agreements to repurchase	354,709	370	0.41%	355,735	375	0.42%	415,586	378	0.36%
Federal Home Loan Bank advances	1,264,368	4,383	1.38%	1,129,756	4,137	1.46%	927,988	2,714	1.16%
Other borrowings	218,860	2,355	4.30%	218,719	2,353	4.30%	218,178	2,263	4.15%

Total borrowed funds	1,917,850	7,215	1.50%	1,882,980	7,091	1.50%	1,675,926	5,438	1.29%

Total interest-bearing liabilities	$9,660,264	$11,932	0.49%	$9,516,569	$11,910	0.50%	$7,766,818	$9,038	0.46%

Noninterest-Bearing Liabilities
Demand deposits	3,006,263			2,895,945			2,483,234
Other liabilities	184,598			215,620			208,696
Shareholders’ equity	1,825,993			1,821,274			1,482,660

Total liabilities and shareholders’ equity	$14,677,118			$14,449,408			$11,941,408

Net interest rate spread			3.48%			3.44%			3.34%

Net interest margin (FTE)			3.63%			3.60%			3.50%

FTE adjustment		$5,506			$5,320			$5,163

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 9	Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
Earning Assets:	Average Balance	Income (1)/ Expense	Yield/ Rate	Average Balance	Income (1)/ Expense	Yield/ Rate
Fed Funds sold, resell agr, Fed Reserve Bank account, and money market	$32,697	$130	0.40%	$43,383	$47	0.11%
Investments:
Treasury and gov’t sponsored agencies	672,659	13,207	1.96%	829,728	16,080	1.94%
Mortgage-backed securities	1,295,749	24,174	1.87%	1,137,565	20,645	1.81%
States and political subdivisions	1,125,713	53,003	4.71%	1,023,983	49,162	4.80%
Other securities	438,832	10,391	2.37%	444,520	10,903	2.45%

Total investments	3,532,953	100,775	2.85%	3,435,796	96,790	2.82%

Loans:
Commercial (2)	1,835,317	70,591	3.85%	1,754,141	75,900	4.33%
Commercial and agriculture real estate (2)	2,648,911	150,592	5.69%	1,862,055	118,237	6.35%
Consumer:
Home equity (2)	459,648	20,356	4.43%	439,657	17,480	3.98%
Other consumer loans (2)	1,336,381	45,020	3.37%	1,115,430	39,370	3.53%

Subtotal commercial and consumer loans	6,280,257	286,559	4.56%	5,171,283	250,987	4.85%
Residential real estate loans (2)	1,995,060	80,963	4.06%	1,712,636	70,908	4.14%

Total loans (2)	8,275,317	367,522	4.44%	6,883,919	321,895	4.68%

Total earning assets	$11,840,967	$468,427	3.96%	$10,363,098	$418,732	4.04%

Less: Allowance for loan losses	(52,215)			(50,538)

Non-Earning Assets:
Cash and due from banks	$192,401			$163,275
Other assets	1,661,200			1,451,125

Total assets	$13,642,353			$11,926,960

Interest-bearing Liabilities:
NOW accounts	$2,389,143	$1,529	0.06%	$2,160,019	$758	0.04%
Savings accounts	2,595,622	3,723	0.14%	2,299,357	3,199	0.14%
Money market accounts	763,909	840	0.11%	677,414	577	0.09%
Other time deposits	1,209,414	9,898	0.82%	1,001,436	9,270	0.93%

Total interest-bearing deposits	6,958,088	15,990	0.23%	6,138,226	13,804	0.23%
Brokered CD’s	152,233	1,293	0.85%	62,346	364	0.58%

Total interest-bearing deposits and CD’s	7,110,321	17,283	0.24%	6,200,572	14,168	0.23%

Federal funds purchased and interbank borrowings	137,997	673	0.49%	126,124	265	0.21%
Securities sold under agreements to repurchase	368,757	1,509	0.41%	406,117	1,488	0.37%
Federal Home Loan Bank advances	1,121,413	15,547	1.39%	793,703	8,122	1.02%
Other borrowings	222,708	9,419	4.23%	217,978	9,030	4.14%

Total borrowed funds	1,850,875	27,148	1.47%	1,543,922	18,905	1.22%

Total interest-bearing liabilities	$8,961,196	$44,431	0.50%	$7,744,494	$33,073	0.43%

Noninterest-Bearing Liabilities
Demand deposits	2,776,140			2,500,571
Other liabilities	192,443			200,994
Shareholders’ equity	1,712,574			1,480,901

Total liabilities and shareholders’ equity	$13,642,353			$11,926,960

Net interest rate spread			3.46%			3.61%

Net interest margin (FTE)			3.58%			3.72%

FTE adjustment		$21,293			$19,543

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

TABLE 10	Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Beginning allowance for loan losses	$51,547	$51,804	$51,226	$52,233	$47,849

Provision for loan losses	(1,756)	1,306	484	960	2,923

Gross charge-offs	(3,472)	(4,519)	(4,353)	(14,610)	(12,877)
Gross recoveries	3,489	2,956	4,876	11,225	14,338

Net (charge-offs) recoveries	17	(1,563)	523	(3,385)	1,461

Ending allowance for loan losses	$49,808	$51,547	$52,233	$49,808	$52,233

Net charge-offs (recoveries) / average loans (1)	0.00%	0.07%	-0.03%	0.04%	-0.02%

Average loans outstanding (1)	$9,018,280	$8,865,400	$6,891,197	$8,265,169	$6,756,135

EOP loans outstanding (1)	$9,010,512	$8,904,985	$6,948,405	$9,010,512	$6,948,405

Allowance for loan losses / EOP loans (1)	0.55%	0.58%	0.75%	0.55%	0.75%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$328	$443	$916	$328	$916

Non-performing loans:
Nonaccrual loans (2)	131,407	151,484	132,373	131,407	132,373
Renegotiated loans	14,376	13,860	14,285	14,376	14,285

Total non-performing loans	145,783	165,344	146,658	145,783	146,658

Foreclosed properties	18,546	23,719	12,498	18,546	12,498

Total underperforming assets	$164,657	$189,506	$160,072	$164,657	$160,072

Classified loans – “problem loans”	$220,429	$233,469	$213,294	$220,429	$213,294
Other classified assets	7,063	6,634	6,857	7,063	6,857
Criticized loans – “special mention loans”	95,462	125,840	134,347	95,462	134,347

Total classified and criticized assets	$322,954	$365,943	$354,498	$322,954	$354,498

Non-performing loans / EOP loans (1)	1.62%	1.86%	2.11%	1.62%	2.11%

Allowance to non-performing loans (3)	34%	31%	36%	34%	36%

Under-performing assets / EOP loans (1)	1.83%	2.13%	2.30%	1.83%	2.30%

EOP total assets	$14,860,237	$14,703,071	$11,991,527	$14,860,237	$11,991,527

Under-performing assets / EOP assets	1.11%	1.29%	1.33%	1.11%	1.33%

EOP – End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $26.3 million at December 31, 2016, $29.9 million at September 30, 2016 and $30.0 million at December 31, 2015.
(3)	Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

TABLE 11	Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Actual End of Period Balances
GAAP shareholders’ equity	$1,814,417	$1,834,457	$1,491,170	$1,814,417	$1,491,170

Deduct:
Goodwill	655,018	655,210	584,634	655,018	584,634
Intangibles	37,677	40,918	35,308	37,677	35,308

	692,695	696,128	619,942	692,695	619,942

Tangible shareholders’ equity	$1,121,722	$1,138,329	$871,228	$1,121,722	$871,228

Actual End of Period Balances
GAAP assets	$14,860,237	$14,703,071	$11,991,527	$14,860,237	$11,991,527

Add:
Trust overdrafts	122	47	29	122	29

Deduct:
Goodwill	655,018	655,210	584,634	655,018	584,634
Intangibles	37,677	40,918	35,308	37,677	35,308

	692,695	696,128	619,942	692,695	619,942

Tangible assets	$14,167,664	$14,006,990	$11,371,614	$14,167,664	$11,371,614

Risk-weighted assets	$10,101,539	$9,703,233	$7,718,065	$10,101,539	$7,718,065

GAAP net income	$33,456	$34,709	$31,985	$134,264	$116,716

Add:
Intangible amortization (net of tax)	3,192	3,213	2,545	11,979	10,593

Tangible net income	$36,648	$37,922	$34,530	$146,243	$127,309

Tangible Ratios
Return on tangible common equity	13.07%	13.33%	15.85%	13.04%	14.61%
Return on tangible assets	1.03%	1.08%	1.21%	1.03%	1.12%
Tangible common equity to tangible assets	7.92%	8.13%	7.66%	7.92%	7.66%
Tangible common equity to risk-weighted assets	11.10%	11.73%	11.29%	11.10%	11.29%
Tangible common book value (1)	8.30	8.43	7.62	8.30	7.62
Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.
Tier 1 capital	$1,176,849	$1,156,274	$968,772	$1,176,849	$968,772

Deduct:
Trust Preferred Securities	45,000	45,000	45,000	45,000	45,000
Additional Tier 1 capital deductions	(30,968)	(30,466)	(10,725)	(30,968)	(10,725)

	14,032	14,534	34,275	14,032	34,275

Tier 1 common equity	$1,162,817	$1,141,740	$934,497	$1,162,817	$934,497

Risk-weighted assets	10,101,539	9,703,233	7,718,065	10,101,539	7,718,065

Tier 1 common equity to risk-weighted assets	11.51%	11.77%	12.11%	11.51%	12.11%